Exhibit 99.2

       ECSI RECEIVES APPROVAL AND PURCHASE COMMITMENT FROM ISRAEL MOD FOR
            ITS CORE TECHNOLOGIES TO PROTECT HIGH THREAT FACILITIES

Clifton, NJ -- June, 15, 2005 - Electronic Control Security, Inc. (OTC BB:EKCS) a leading provider of perimeter security solutions to governments and industry worldwide, today announced it has received a multi-million dollar commitment from the Israeli Ministry of Defense (MOD) to supply its security technologies for their high threat facilities.

Under the agreement, ECSI International, a wholly owned subsidiary of ECSI, will deliver its primary Perimeter Intrusion Detection Systems (PIDS) designed to prevent unauthorized entry or access to high threat complexes during the current fiscal year 2005 and through fiscal 2006. The first release amounts to over $230,000. Further, based on ECSI's on-going discussions, the program may be extended into fiscal 2007 and beyond.

Arthur Barchenko, CEO of ECSI, said, "Over the past two decades ECSI has built a reputation as a quality security provider to the nuclear power, energy and defense industries. This commitment by the Israeli MOD validates our leadership in the security industry. We see the MOD addressing the on-going security threat by taking strong preemptive and proactive steps to maintain their security mandate throughout the State of Israel. We are very pleased that the Israeli MOD has chosen us for the important task of protecting Israel's strategic assets. The Israeli MOD has particularly stringent security and operational requirements. The fact that ECSI is continually chosen to protect these types of high risk assets is testament to the quality and success of ECSI's technologies and support services."

About ECSI
ECSI is recognized as a global leader in perimeter security and an effective quality provider for both the Department of Defense and Homeland Security programs. The company designs, manufactures and markets physical electronic security systems for high profile, high threat environments. The employment of risk assessment and analysis allows ECSI to determine and address the security needs of government and commercial-industrial installations. The company has teaming agreements with ADT Federal Systems, ARINC, Hudson Marine, Lockheed Martin Transportation & Security Solutions, Parsons Infrastructure & Technology Group, Radio Holland Group, SERCO, Inc., STS International, Tetra Tech, Inc. and other industry leaders. ECSI is located at 790 Bloomfield Avenue, Bldg. C-1, Clifton, NJ 07012. Tel: 973-574-8555; Fax: 973-574-8562; for more information on ECSI and its customers please go to http://www.anti-terrorism.com

ECSI INTERNATIONAL, INC. SAFE HARBOR STATEMENT: Statements in this press release, including the statements relating to projected future financial performance, are considered forward-looking statements under the federal securities laws. Sometimes these statements will contain words such as "anticipates," "expects," "plans," "projects," "estimates," "outlook," "forecast," "guidance," "assumes," and other similar words. These statements are not guarantees of the Corporation's future performance and are subject to risks, uncertainties and other important factors that could cause the Corporation's actual performance or achievements to be materially different from those the Corporation may project.

The Corporation's actual results will likely be different from those projected due to the inherent nature of projections and may be better or worse than projected. Given these uncertainties, you should not rely on forward-looking statements. Forward-looking statements also represent the Corporation's estimates and assumptions only as of the date that they were made. The Corporation expressly disclaims a duty to provide updates to forward-looking statements, and the estimates and assumptions associated with them, after the date of this press release to reflect the occurrence of subsequent events, changed circumstances or changes in the Corporation's expectations.

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In addition to the factors set forth in the Corporation's 2004 Form 10-K and quarterly reports filed on Form 10-Q with the Securities and Exchange Commission, the following factors could affect the Corporation's forward-looking statements: the ability to obtain or the timing of obtaining future government awards; the availability of government funding and customer requirements both domestically and internationally; changes in government or customer priorities due to program reviews or revisions to strategic objectives (including changes in priorities in response to terrorist threats or to improve homeland security); the competitive environment; economic business and political conditions domestically and internationally; program performance; the timing and customer acceptance of product deliveries; performance issues with key suppliers and subcontractors; customer and other regulatory reaction to the proposed acquisition and the outcome of contingencies (including completion of any acquisitions and divestitures, litigation and environmental remediation efforts). These are only some of the numerous factors that may affect the forward-looking statements contained in this press release.


For ECSI:
Kathleen Zomack
973-574-8555